UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2023

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2023, Dave Alves accepted his appointment as the President & Chief Operating Officer of Kohl’s Corporation (the “Company”). His appointment will be effective in April. In consideration for his employment with the Company, Mr. Alves will receive, among other things, the following:

•	an annualized base salary of $1,125,000;

•

a signing incentive payable in two payments of $700,000 each, intended to offset any incentive payments he was expecting to receive and would otherwise forfeit upon termination of his employment with his former employer;

•

eligibility to participate in the annual incentive plan as described in his offer letter, health plans and other benefit plans and perquisites as the Company may establish for its senior executives from time to time; and

•	awards of restricted stock and performance share units as described in his offer letter.

The Company and Mr. Alves also intend to enter into an executive compensation agreement on his first date of employment.

Effective February 24, 2023, Thomas Kingsbury entered into an offer letter with the Company confirming the terms of his appointment as the Chief Executive Officer of the Company. His appointment was effective as of February 2, 2023. In consideration for his employment with the Company, Mr. Kingsbury will receive, among other things, the following:

•	an annualized base salary of $1,475,000;

•

eligibility to participate in the annual incentive plan as described in his offer letter, health plans and other benefit plans and perquisites as the Company may establish for its senior executives from time to time, as well as personal use of Company aircraft benefit limited to a maximum of $250,000 per year; and

•	awards of restricted stock and performance share units as described in his offer letter.

The Company and Mr. Kingsbury also intend to enter into an employment agreement.

The foregoing descriptions of the offer letters do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are attached as exhibits to this filing and incorporated by reference herein.

Item 8.01	Other Events.

On February 28, 2023, the Company issued a press release announcing that Mr. Alves has been named Kohl’s President & Chief Operating Officer, reporting directly to CEO Tom Kingsbury, effective in April. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter between Dave Alves and Kohl’s, Inc.

10.2	Offer Letter between Thomas Kingsbury and Kohl’s, Inc.

99.1	Press Release dated February 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2023	KOHL’S CORPORATION

	By:	/s/ Jennifer Kent
Jennifer Kent
Chief Legal Officer and Corporate Secretary